                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary proxy statement

[X]    Definitive proxy statement

[ ]    Soliciting material pursuant to Rule 14a-12

                             Warrantech Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         |_|      $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                  14a-6(i)(2).

         |_| $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1)      Title   of  each   class  of   securities   to  which
                           transaction applies:

                  (2) Aggregate number of securities to which transactions applies:

                  (3)      Per  unit   price  or  other   underlying   value  of
                           transaction computed pursuant to Exchange Act Rule 0-11:

                  (4)      Proposed maximum aggregate value of transaction:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1) Amount previously paid:

                  (2) Form, schedule or registration statement no.:

                  (3) Filing party:

                  (4) Date filed:

                                     [LOGO]
                                   WARRANTECH
                             Protecting Your Future



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
WARRANTECH CORPORATION:

         The annual  meeting of  stockholders  of  Warrantech  Corporation  (the
"Company") will be held at the offices of the Company located at the 2200 Highway 121, Suite 100, Bedford, Texas 76021 on September 8, 2003 at 3:00 P.M. Central Daylight Time, for the following purposes:

         1. To elect seven directors to serve until the next annual meeting and until their successors are duly elected and qualified.

         2. To act on a proposal to increase the number of shares available for issuance under the Company's 1998 Employee Incentive Stock Option Plan from 1,641,987 shares to 2,641,987 shares.

         3. To transact such other business as may properly be brought before the annual meeting or any adjournments thereof.

         Only stockholders of record at the close of business on July 24, 2003 are entitled to notice of and to vote at the annual meeting or any adjournments thereof.

         Your attention is called to the Proxy Statement on the following pages. Please review it carefully. We hope that you will attend the meeting. If you do not plan to attend, please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

                                            By order of the Board of Directors,


                                            /s/ Joel San Antonio

                                            Joel San Antonio
                                            Chairman and Chief Executive Officer



July 29, 2003
Bedford, Texas

         STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE.

                             WARRANTECH CORPORATION
                           2200 Highway 121, Suite 100
                              Bedford, Texas 76021

                   -------------------------------------------

                                 PROXY STATEMENT

                   -------------------------------------------

         This Proxy Statement and the accompanying proxy card are being mailed to holders of shares of common stock, par value $0.007 per share (the "Common Stock"), of Warrantech Corporation, a Delaware corporation (the "Company"), commencing on or about July 29, 2003, in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the 2003 Annual Meeting of Stockholders (the "Meeting") to be held at the offices of the Company located at 2200 Highway 121, Suite 100, Bedford, Texas 76021 on September 8, 2003 at 3:00 P.M. Central Daylight Time.

         Proxies in the form enclosed are solicited by the Board for use at the Meeting. All properly executed proxies received prior to or at the Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of management's nominees as directors, (2) for approval of an increase in the number of shares available for issuance under the Company's 1998 Employee Incentive Stock Option Plan, and (3) if other matters properly come before the Meeting, in the discretion of either of the persons named in the proxy. The proxy may be revoked by a properly executed writing of the stockholder delivered to the Company's Chairman of the Board or Secretary before the Meeting or by the stockholder at the Meeting before it is voted.

         The Board has fixed the close of business on July 24, 2003 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Meeting. On that date, there were 15,342,715 shares of Common Stock outstanding and entitled to vote. Each such share is entitled to one vote on each matter submitted to a vote at the Meeting. Stockholders are not entitled to vote cumulatively in the election of directors.

         As required under Section 231 of the Delaware General Corporation Law (the "Delaware Law"), the Company will, in advance of the Meeting, appoint one or more Inspectors of Election to conduct the vote of the Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Meeting, the person presiding at the Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock outstanding as of the record date, (ii) determine the number of shares of Common Stock present or represented by proxy at the Meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock present in person or represented by proxy at the Meeting and the count of all votes and ballots.

         The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting, present in person or represented by proxy, will constitute a quorum at the Meeting. Under Section 216 of the Delaware Law, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of
(i) a plurality of the shares of Common Stock present or represented at the Meeting is required to elect management's nominees as directors, and (ii) a majority of the shares of Common Stock present or represented at the Meeting is required to approve the increase in the number of shares available for issuance under the Company's 1998 Employee Incentive Stock Option Plan.

                              ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

         The Board of Directors has selected, and will cause to be nominated at the 2003 Annual Meeting (the "Meeting"), seven persons for election as directors, to hold office until the 2004 Annual Meeting and until their successors are duly elected and qualified. Assuming that a quorum of stockholders is present at the Meeting in person or by proxy, the directors will be elected by a plurality of the votes cast at the Meeting.

         The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the nominees listed below unless instructed otherwise on the proxy card. If the nominees are unavailable to stand for election, the persons named on the proxy card or their substitutes may vote for a substitute or substitutes designated by the Board of Directors. At the date of this Proxy Statement, the Board of Directors has no reason to believe that any nominee listed below will be unable to stand for election.

         Set forth below is certain information concerning the incumbent directors of the Company, all of whom have been nominated by the Board of Directors for reelection at the Meeting.

                                                                                        Director
     Name                       Age                Positions with Company                 Since
     ----                       ---                ----------------------                 -----
Joel San Antonio                50       Chairman of the Board of Directors and            1983
                                         Chief Executive Officer
William Tweed                   63       Director                                          1983
Jeff J. White                   52       Director                                          1983
Lawrence Richenstein            50       Director                                          1993
Gordon A. Paris                 50       Director                                          1998
Ronald Glime                    58       Director                                          2000
Richard Rodriguez               49       Director, Executive Vice President,               2002
                                         President Warrantech International, Inc.


         No family relationships exist among any of the Company's executive officers or directors, except that Randall San Antonio, President of Warrantech Direct, Inc., a wholly owned subsidiary of the Company, is the brother of Joel San Antonio, the Company's Chief Executive Officer.

         The business experience of each of the Company's directors and nominees for election to the Board of Directors is as follows:

         Joel San Antonio, one of the Company's founders has been the Company's Chief Executive Officer and Chairman of the Board of Directors since February 1988 and, since October 1989, also the Chairman of the Board of Directors and Chief Executive Officer of the Company's principal operating subsidiaries. Mr. San Antonio is also Chairman of the Board of Directors of MedStrong International Corporation ("MedStrong") and of Marc Pharmaceuticals, Inc. and he is a director of SearchHelp, Inc. ("SearchHelp"). He is a major shareholder of each of them. MedStrong has developed an information repository to store and transfer patient medical records and the software necessary to transfer the information over the internet allowing for data retrieval and modification. Marc Pharmaceuticals is engaged in the business of developing, marketing and exploiting proprietary drugs and/or medical devices intended to treat life-threatening or other serious medical conditions, for which no currently effective treatment is available. SearchHelp provides services to small businesses, institutions, organizations and individuals in smaller communities throughout the United States.

         Mr. San Antonio is currently a member of the Southwestern Connecticut Area Commerce & Industry Association, the World Forum, the Connecticut Business and Industry Association, the Metropolitan Museum of Art and the Young Presidents' Organization, Inc.

         William Tweed, one of the Company's founders, has been a director of the Company from its inception and is a member of the Company's Compensation Committee. Prior to his retirement in April 1998, he served as Executive Vice President of European Operations, and, at various times, as the President, Vice President and Secretary of the Company.

         Jeff J. White, one of the Company's founders, has been a director of the Company from its inception and is the Chairman of the Company's Compensation and Audit Committees. Mr. White was Vice President of the Company until June 1988 and Treasurer until October 1990. Mr. White is Co-President, along with two other co-founders, of Marchon Eyewear, Inc., the largest U.S. owned international distributor and manufacturer of quality eyewear and sunwear. Mr. White also serves as an associate trustee of the North Shore University Hospital Health System.

         Lawrence Richenstein has been a director of the Company since 1993 and is a member of the Company's Audit and Compensation Committees. In early 1997, Mr. Richenstein formed Unwired Technology LLC (formerly known as Laral Group
LLC) and has served as its President since inception. Unwired Technology manufactures a line of wireless audio/video and computer accessories under its Unwired brand. It is also an OEM supplier of wireless multimedia products to the automotive market. Since May 1996, Mr. Richenstein has been President and Chief Executive Officer of Peak Ventures, Inc. which provides services to the consumer electronics industry. Mr. Richenstein, since 1994, has also served as a managing member of Long Hall Technologies, LLC, a consumer electronics company that manufactures products under the Nickelodeon brand under license from MTV Networks. Mr. Richenstein is an attorney admitted to practice in New York.

         Gordon A. Paris has been a director of the Company since April 1998 and is a member of the Company's Audit and Compensation Committees. Mr. Paris is a Managing Director and Head of the Media and Telecommunications Group and the Restructuring Group at Berenson & Company, a private investment bank. Prior to joining Berenson & Company in February 2002, Mr. Paris was Head of Investment Banking at TD Securities (USA) Inc., a subsidiary of The Toronto-Dominion Bank. Mr. Paris joined TD Securities (USA) Inc. as Managing Director and Group Head of High Yield Origination and Capital Markets and Merger and Acquisitions in March 1996. Mr. Paris is a director of Hollinger International Inc., a newspaper publisher.

         Ronald Glime joined the Company in 1991 and has been a director since 2000. He was the Company's President of United States and Canadian Operations from March 1999 until his retirement in June 2003 and was President of Warrantech Automotive, Inc. from October 1992 until March 1999. In June 2003, Mr. Glime became the indirect beneficial owner of 50% of the limited liability company interests in Vehicle Protection Plus, L.L.C. ("VPP"), a vehicle service contract administrator which, since 1996, has sold warranties administered by the Company. See "Certain Relationships and Related Transactions" below. Mr. Glime is a director of MedStrong and SearchHelp, each a start-up company for which he served, on a consulting basis, as Interim Chief Financial Officer. MedStrong has developed an information repository to store and transfer patient medical records and the software necessary to transfer the information over the internet allowing for data retrieval and modification. SearchHelp provides services to small businesses, institutions, organizations and individuals in smaller communities throughout the United States.

         Richard Rodriguez joined the Company in 1987 and has been Executive Vice President of the Company and President of Warrantech International, Inc. since May 1999, and a director since 2002. From April 1998 until May 1999 Mr. Rodriguez was President of Warrantech Consumer Product Services, Inc. and, from December 1996 until March 1998, he was Vice President and Managing Director of Warrantech International.

Other Executive Officers and Key Employees

         Jeanine Folz, 38, has been the Senior Vice President of Insurance Services since April 1998 and has been Assistant Secretary of the Company since January 1995. Ms. Folz has held various positions since joining the Company in 1987, serving as the Vice President of Insurance Services from October 1995 until March 1998. She is a member of the Risk and Insurance Management Society and the National Association for Female Executives.

         Christopher Ford, 55, has been President of Warrantech Automotive, Inc. since joining the Company in May 1999. From December 1996 until April 1999, he was Regional Vice President for the Warranty Products Division of AIU, a company located in Australia which is an affiliate of American International Group, Inc. From 1979 until 1996, Mr. Ford held several key marketing and management positions within the vehicle service contract industry.

         Richard F. Gavino, 56, has been Executive Vice President, and the Company's Chief Financial Officer, Chief Accounting Officer and Treasurer since April 1998. From 1995 until March 1998, Mr. Gavino was Chief Financial Officer of Maxon Auto Group, one of the largest automobile retailers in New Jersey.

         James F. Morganteen, 53, has been General Counsel since joining the Company in April 1997 and Senior Vice President since February 1998.

         Randall San Antonio, 49, has been President of Warrantech Direct, Inc., since June 1996, having joined the Company in May 1994.

         James Burton Shaw, 46, joined Warrantech in December 2002 as Executive Vice President-Consumer Products in the United States and Canada and was promoted to President of Warrantech Consumer Products in March 2003. From December 2001 to December 2002, Mr. Shaw was Senior Vice President of M.L. Financial, a leasing company and, from July 1998 until August 2001, was the Director of New Business Development at N.E.W. Consumer Services Companies.

         Laurence Tutt, 38, has served as Vice President of MIS/Telecommunication and Operations since September 2000. He held various managerial positions within the MIS Department since joining the Company in 1994, having become Vice President-MIS in 1999.

Directors' Compensation

      Directors who are employees of the Company do not receive any fees for their service on the Board. During fiscal year 2003, each non-employee director was entitled to receive $5,000 plus 5,000 shares of Common Stock per calendar quarter of service on the Board and $1,000 plus 2,500 shares of Common Stock per calendar quarter for each committee on which they serve; however, the total value of the stock granted to a director cannot exceed $20,000 in value per fiscal year. Non-employee directors are also reimbursed for reasonable out-of-pocket travel expenditures incurred in connection with their attendance at Board of Directors and committee meetings.

      During  fiscal 2003,  the  non-employee  directors  received the following fees.
                                                           Common Stock
                                                           ------------
                                                    Number of           Dollar
                                      Cash           Shares             Value
                                      ----           ------             -----
         Gordon A. Paris            $32,500          28,081            $20,000
         Lawrence Richenstein       $32,500          28,081            $20,000
         William Tweed              $27,500          25,479            $20,000
         Jeff J. White              $32,500          28,081            $20,000

Meetings of the Board of Directors and Committees

         During the fiscal year ended March 31, 2003, the Board of Directors held five meetings at which officer compensation issues were considered on three occasions. The Company has an Audit Committee and a Compensation Committee. During the 2003 fiscal year, the Audit Committee, consisting of three independent directors, met five times and the Compensation Committee, consisting of four independent directors, met six times. The Company does not have a Nominating Committee.

The Audit Committee

         The Audit Committee acts under a charter approved by the Board on March 28, 2001, a copy of which was included in the Company's Proxy Statement dated and filed with the Commission on August 23, 2001. The Audit Committee serves as a direct liaison with the Company's independent public accountants and recommends the engagement or discharge of such accountants. The Audit Committee periodically meets with the Company's Chief Financial Officer, other appropriate officers of the Company, and with the Company's independent public accountants to review the Company's financial and accounting systems, accounting and financial controls, reports by the independent public accountants, proposed accounting changes and financial statements and opinions on such financial statements. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

         The report of the Audit Committee follows.

Report of the Audit Committee of the Board of Directors

         The following report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

         The primary function of the Audit Committee is oversight of the Company's financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Audit Committee is comprised of three directors, each of whom is independent.

         Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the financial reporting process and internal controls. The independent accountants are responsible for auditing the corporation's annual financial statements in accordance with auditing standards, generally accepted in the United States of America and expressing an opinion as to the statements' conformity with accounting principles generally accepted in the United States of America. The Audit Committee's responsibility is to monitor and oversee these processes.


         In performance of the oversight function, the Audit Committee reviewed and discussed the consolidated financial statements with management and Weinick Sanders Leventhal & Co., LLP ("Weinick"), the Company's independent accountants. Management and Weinick informed the Audit Committee that the Company's consolidated financial statements were fairly stated in accordance with accounting principles generally accepted in the United States of America and discussed with Weinick matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees).


         The Audit Committee also discussed with Weinick their independence from the Company and management, including the matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from Weinick to the Audit Committee required by Standard No. 1.


         Based on the reviews and discussions referred to above, representations of management and Weinick, and subject to the limitations of our role, the committee recommended to the Board of Directors, and the Board approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2003, for filing with the Securities and Exchange Commission.


                                                 AUDIT COMMITTEE
                                                 Jeff J. White, Chairman
                                                 Gordon A. Paris
                                                 Lawrence Richenstein
The Compensation Committee

         The Compensation Committee generally oversees matters relating to the compensation of the Company's senior executives. In connection with this oversight, it reviews and makes recommendations to the Board regarding their compensation.

         During the fiscal year ended March 31, 2003, the Compensation Committee was comprised of the Company's four independent directors, Jeff J. White, who served as chairman, Gordon A. Paris, Lawrence Richenstein and William Tweed. Mr. Tweed and Mr. White were co-founders of the Company with Mr. San Antonio. Mr. White was Vice President of the Company until 1988 and Treasurer until 1990. Mr. Tweed served as Executive Vice President of European Operations until 1998 and, prior to that time, held the positions of President, Vice President and Secretary of the Company.

         As described under the heading "Certain Relationships and Related Transactions," on July 6, 1998, Messrs. Tweed and White delivered promissory notes to the Company in payment of the exercise price of their options to purchase shares of the Company's Common Stock. In July 2002, the Company extended the maturity dates of the loans until February 1, 2007. The principal amounts of the loans to Mr. Tweed and Mr. White are 3,189,674.50 and $2,912,429.91, respectively. Interest at the applicable federal interest rate of 4.6% per annum will accrue until February 1, 2005 and, at that time, the accrued interest will be added to the principal of the notes. Interest on the new principal amounts will then be payable annually until maturity.

Compensation Committee Interlocks and Insider Participation

         No member of the Compensation Committee serves as a member of the board of directors of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

         Although Joel San Antonio, the Company's Chief Executive Officer and Chairman of the Board, and Ronald Glime, a director of the Company, are also members of the Board of Directors of SearchHelp and MedStrong, neither Mr. San Antonio nor Mr. Glime is a member of the Company's Compensation Committee, nor do they receive any compensation from SearchHelp or MedStrong.

         The report of the Compensation Committee follows.

Report of the Compensation Committee of the Board of Directors

      The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering the compensation policies which govern annual compensation, long-term compensation, and stock option and ownership programs for the Company's senior officers. The Committee, which met six times during fiscal 2003, consists of the Company's four non-management directors, Jeff J. White, Lawrence Richenstein, Gordon A. Paris and William Tweed. The Committee generally does not include members of management in its meetings unless it wishes to discuss specific terms of an employment agreement which is under review.

Compensation Philosophy

      The compensation policies and decisions of the Committee are designed to provide an incentive for the Company's management to perform well and increase value for its shareholders and to attract and retain key management personnel critical to the Company's long-term success.

      The Committee oversees and administers certain compensation plans for the Company's executives; these plans are discussed below. The Committee also reviews the specific terms of the employment agreements and other compensation of the Company's Chief Executive Officer and certain of its other senior executive officers. In addition, the Committee considers specific bonuses to be paid to the Chief Executive Officer. The Committee has delegated to the Chief Executive Officer the responsibility for determining the compensation to be paid to certain of the Company's executive officers, although the full Board has retained the responsibility for approving option grants to all executive officers as well as other employees.

Bonus Incentive Plan

      The Company's Bonus Incentive Plan is designed to reward other key executive officers of the Company with bonuses if the Company attains certain operating goals. Under the Bonus Incentive Plan, each eligible participant becomes entitled to an incentive bonus payment equal to an agreed upon percentage of his then current salary base, adjusted proportionately, if net operating revenues and/or operating income goals are met.

Employee Incentive Stock Option Plan

      During the 2003 fiscal year, all decisions regarding the Company's 1998 Employee Incentive Stock Option Plan (the "Plan"), including the granting of options thereunder, were made by the full Board of Directors. The Committee is of the opinion that the Plan has been effective in attracting and retaining key executives and employees of the Company and its subsidiaries and motivating them to improve the Company's financial performance.

      As of March 31, 2003, options to purchase an aggregate of 1,306,380 shares of Common Stock were issued under the Plan, of which options to purchase 664,048 shares were granted under the Plan during the fiscal year ended March 31, 2003.

Option Grants to Chief Executive Officer

      This year the Committee reconsidered its policy regarding how stock options should be utilized to provide an incentive to the Company's Chief Executive Officer. Historically, the Committee has recommended that the Chief Executive Officer receive a grant of options under the Plan upon the renewal of his employment agreement. The Committee now believes that it is appropriate to consider annual grants based upon a review of the Chief Executive's performance during the previous year.

Policy Regarding the Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993 and effective for taxable years beginning after January 1, 1994, generally limits to $1 million per individual per year the federal income tax deduction for compensation paid by a publicly held company to the Company's chief executive officer and its other four highest compensated executive officers. Compensation that qualifies as performance-based compensation for purposes of
Section 162(m) is not subject to the $1 million deduction limitation. The Committee does not currently anticipate that the Company will pay any executive officer compensation in excess of $1 million in any year (including amounts that do not qualify as performance-based compensation under the Code) and, accordingly, the Committee anticipates that all amounts paid as executive compensation will be deductible by the Company for federal income tax purposes.

Summary of Chief Executive Officer Compensation

      During the fiscal year ended March 31, 2003, the Company, under Mr. San Antonio's guidance, continued its cost reduction plan to consolidate operations and reduce expenses during a crisis created by the bankruptcy of Reliance Insurance Company. During the past year, the Company's Common Stock outperformed the Company's peers and the Russell 2000 Index, as set forth in the Performance Graph, which the Committee believes reflects the achievements of the Chairman and Chief Executive Officer and the Company in the past year. The Committee believes that the initiatives and accomplishments of the Company under Mr. San Antonio's leadership will continue to deliver greater long-term stockholder value.

       During the fiscal year ended March 31, 2003, Mr. San Antonio received a base salary of $592,964, aggregate bonuses of $129,284 and a grant of options under the Plan to purchase 300,000 shares of Common Stock.

       A portion of Mr. San Antonio's bonus, an amount equal to 2% of the Company's after-tax profits for the year ended March 31, 2003, was payable pursuant to the terms of his employment agreement.

       The balance of the bonus, recommended by the Committee in its discretion, was an amount equal to the personal income taxes which Mr. San Antonio incurred in the 2001 calendar year in connection with the Company's forgiveness of the accrued annual interest on an outstanding loan. The Committee's recommendation was based, in part, on the strong leadership which Mr. San Antonio demonstrated in the 2002 fiscal year. The terms of the loan provide for the forgiveness of interest so long as Mr. San Antonio is employed by the Company.

       The options were granted to Mr. San Antonio on November 4, 2002 and, pursuant to the terms of the Plan, are exercisable at 110% of the market price as of the date of the grant. The options will vest in three equal installments on November 1, 2003, April 1, 2004 and April 1, 2005 and will be exercisable for a period of five years from the date on which they first become exercisable.

       The Committee recommended the grant in recognition of Mr. San Antonio's on-going efforts in resolving the issues created by the Reliance bankruptcy, his successful cost-cutting measures and his efforts in moving the Company's offices to its new facility in Bedford, Texas. The Committee believes that the options will provide an incentive for Mr. San Antonio to further streamline the Company's operations and improve shareholder value since, as the market price of the Company's stock increases, the options awarded to Mr. San Antonio will increase in value. In determining the number of options to award to Mr. San
Antonio, the Committee considered option awards given to chief executive officers of other companies within the Company's peer group which consists of companies listed on the Russell 2000 Index. While the Committee had difficulty in obtaining information concerning companies with market capitalizations and share prices identical to that of the Company, the Committee found the data helpful in arriving at its conclusions about the appropriate number of options to award.

         The Committee's determination of the bonuses and other compensation payable to Mr. San Antonio was also based on Mr. San Antonio's unique position as a co-founder of the Company and the Company's primary driving force from inception to the present day. The Committee believes that Mr. San Antonio is critical to the Company's future success.

       The Committee chose not to retain an independent consultant in connection with its evaluation because the Committee believed that the knowledge, experience and independence of its members enabled the Committee to arrive at its decisions. However, the Committee has in the past, and may in the future; retain independent consultants in connection with its deliberations.

                                                  COMPENSATION COMMITTEE
                                                  Jeff J. White, Chairman
                                                  Lawrence Richenstein
                                                  Gordon A. Paris
                                                  William Tweed


Compliance With Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% beneficial shareholders are required by Commission regulation to furnish the Company with copies of all
Section 16(a) reports they file. Based on a review of these reports and conversations with the officers and directors, the Company believes that all but one of its officers, directors and greater than 10% beneficial shareholders complied with all Section 16(a) filing requirements during the fiscal year ended March 31, 2003. Mr. Glime inadvertently failed to timely report on Form 4 or Form 5 options to purchase the Company's Common Stock which were granted to him in 1999.

Security Ownership of Certain Beneficial Directors and Officers

         The following table sets forth information, as of July 1, 2003, concerning shares of Common Stock, the Company's only voting securities, owned beneficially by each of the Company's directors and nominees for the Board of Directors and by the Company's executive officers and directors as a group.



                                            Amount and Nature of Beneficial Ownership(1) (2)
                                          ----------------------------------------------------------------
                                                                    Options
Name and Address of Beneficial Owner       Number of Shares       Exercisable                Total                Percent
------------------------------------      Beneficially Owned     within 60 days      Beneficial Ownership         of Class
                                          ------------------     --------------      --------------------         --------
Joel San Antonio                              3,243,095                  --             3,243,095(3)                21.14%
   2200 Highway 121, Suite 100
   Bedford, Texas  76021
William Tweed                                 1,914,454              25,000             1,939,454(4)                12.62%
   2200 Highway 121, Suite 100
   Bedford, Texas  76021
Jeff J. White                                 1,457,068              25,000             1,482,068(5)                 8.68%
    35 Hub Drive
    Melville, New York  11747
 Gordon A. Paris                                 47,478              25,000                72,498                       *(7)
    667 Madison Avenue
    New York, New York  10021
Lawrence Richenstein                             58,723              25,000                83,723                       *(7)(8)
    500 Eastern Parkway
    Farmingdale, New York  11735
Ronald Glime                                    135,952             201,168               337,120(6)                 2.17%
   111 Lake Harbor Drive
     Johnson City, Texas  37615
Richard Rodriguez                                 1,100              29,500                                             *(7)
      2200 Highway 121, Suite 100                                                          30,600
      Bedford, Texas  76021
All directors and executive officers          6,857,492             520,728             7,378,220(1,2,3,4,5,6,7)    46.51%
   As a group (14 persons)

------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 15,342,715 shares of common stock issued and outstanding as of the date of this Proxy Statement. Certain of the above listed people have to acquire beneficial ownership of shares of the Company's common stock within 60 days after the date of this Proxy Statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

(3) Includes 5,000 shares held by Mr. San Antonio as custodian for two minor children, 10,800 shares owned by Mr. San Antonio's wife as to which he disclaims beneficial ownership and an aggregate of 200,000 shares held in trusts for his children, of which Mr. San Antonio's wife is a trustee, as to which Mr. San Antonio disclaims any beneficial interest. Does not include 59,575 shares owned by Mr. San Antonio's brother and sister-in-law or 5,000 shares owned by his mother, as to which he disclaims any beneficial interest.

(4) Includes 23,000 shares held by Mr. Tweed as custodian for his daughter. Does not include an aggregate of 7,500 shares held by Mr. Tweed's sister. Includes 1,500 shares held by Mr. Tweed's wife, and 55,000 shares held in trust for the benefit of Mr. Tweed's granddaughter, as to which he disclaims any beneficial interest.

(5) Includes 148,000 shares owned by RNJH Associates, Ltd ("RNJH"). Mr. White is a one-third owner of the general partner of RNJH and so may be deemed to have a beneficial interest in all or a part of the shares owned by RNJH.

(6) Includes 6,879 shares held by Mr. Glime's wife in a 401k plan account, as to which he disclaims beneficial ownership.

(7)  Less than 1% of the outstanding shares of Common Stock.

(8) Includes 100 shares owned by a Uniform Gift to Minors Act account for the benefit of one of the Mr. Richenstein's minor son. The Mr. Richenstein's wife is the custodian of the account, and, accordingly, the Mr. Richenstein may be deemed to have an indirect pecuniary interest therein. Mr. Richenstein expressly disclaims beneficial ownership of these shares for the purpose of Section 16 of the Securities Exchange Act of 1934, as amended, or otherwise.

Security Owned by Certain Beneficial Owners

      The following table sets forth information, as of July 1, 2003, concerning shares of Common Stock; the Company's only voting securities, owned by each person who is known by the Company to beneficially own more than 5% of the outstanding voting securities of the Company.


                                             Amount and Nature of Beneficial Ownership
                                          ------------------------------------------------
                                                                Options           Total
Name and Address of Beneficial Owner       Number of Shares    Exercisable      Beneficial        Percent
                                          Beneficially Owned  within 60 days     Ownership        of Class
                                          ------------------  --------------     ---------        --------
American International Group, Inc.
    70 Pine Street                                         -     2,000,000          2,000,000     11.53%
    New York, New York  10270

Great American Insurance Company                           -             -          1,650,000      9.71%
     49 East Fourth Street
     Cincinnati, OH 45202

Staples, Inc.
    500 Staples Drive                                      -     1,000,000          1,000,000      6.12%
   Framingham, MA  01702


------------------
(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2) The number and percentage of shares beneficially owned are based on 15,342,715 shares of common stock issued and outstanding as of the date of this Proxy Statement. Certain of the above listed people have to acquire beneficial ownership of shares of the Company's common stock within 60 days after the date of this Proxy Statement. Each of their percentages of ownership is determined by assuming that all of their respective options have been exercised and that the shares acquired upon exercise are outstanding.

Summary Executive Compensation Table

      The following table provides information for the years ended March 31, 2003, 2002 and 2001 concerning the annual and long-term compensation of the Company's Chief Executive Officer and the Company's next four highest paid executive officers.

                                                                                                Long Term
                                              Annual Compensation                         Compensation Awards(1)
                                      --------------------------------------------- --------------------------------
Name of                                                               Other Annual Restricted Stock    Stock Option    All Other
Principal Positions                   Year     Salary      Bonus    Compensation(2) (Shares) Awards  (Shares) Awards Compensation(3)
-------------------                   ----    --------    -------   --------------- ---------------  --------------- ---------------
Joel San Antonio                      2003    $592,964    $129,284      $238,424        --              300,000        $  2,205
  Chairman of the Board               2002     592,629      39,139       256,730        --                   --           2,282
  and Chief Executive Officer         2001     617,528       1,700       264,907        --                   --           2,235


Ronald Glime (4)                      2003    $327,308    $ 58,311      $ 19,601        --                   --        $  2,272
   Former President of U.S. and       2002     323,891       1,000        14,359        --                   --           2,049
   Canadian Operations                2001     320,361         900        16,992        --              165,500              --

Richard F. Gavino                     2003    $255,784    $ 20,200      $ 14,443        --                   --        $  2,367
  Executive Vice President,           2002     241,279       9,485         9,996        --               30,000           2,022
  Chief Financial Officer and
  Treasurer                           2001     234,039         100        18,374                             --           2,595


Christopher Ford                      2003    $191,833    $ 41,775      $ 18,224        --               50,000        $  2,525
  President of Warrantech             2002     180,980      88,413        11,337        --                   --           2,716
  Automotive, Inc.                    2001     173,060         716        21,715        --               29,500           1,114


Richard Rodriguez                     2003    $176,684    $ 16,500      $ 18,922        --                   --        $  1,969
  President and Executive             2002     175,000      11,440        27,685        --                   --           2,373
  Vice President of
  Warrantech International, Inc.      2001     181,250       1,300        20,252        --               44,250           1,373

---------------
(1) For purposes of this Summary Compensation Table and this purpose only, the 1998 Employee Incentive Stock Option Plan is being treated as a long-term incentive plan.

(2) Included in Other Annual Compensation are auto allowances given to each officer in fiscal 2003, 2002 and 2001; medical and dental insurance premiums for the years 2003, 2002 and 2001; split-dollar life insurance premiums for the years 2002 and 2001; disability insurance premiums for Mr. San Antonio for 2003, 2002 and 2001; club membership and dues for Messrs. San Antonio, Glime, Ford and Rodriguez; relocation expenses paid to Mr. Gavino in 2002; forgiveness of a $15,000 loan to Mr. Rodriguez in 2002; forgiveness of $205,401, $223,487 and $223,460 in interest, in 2003, 2002 and 2001, respectively, on a loan to Mr. San Antonio; and $82,259, an amount equal to the person income taxes which Mr. San Antonio incurred in the 2001 calendar year in connection with the forgiveness of interest on his loan. The Company suspended payments on the split-dollar life insurance policies until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified.

(3) Unless otherwise indicated, all other compensation represents amounts contributed by the Company in accordance with the Company's 401(k) Plan.

(4) Mr. Glime resigned from the Company effective June 30, 2003 but serves as, and has been nominated to continue to serve as, a member of the Board. In recognition of his continued service to the Company, the Company extended the term of Mr. Glime's outstanding options which otherwise would have expired upon his resignation until 90 days following the date he ceases to serve as a director. The exercise prices of his options remain unchanged. When as a result of his resignation, Mr. Glime became a director who is not an employee of the Company; he became entitled to receive the fee payable to non-employee directors for service on the Board.

Option Grants in Last Fiscal Year

         The following table sets forth information with respect to individual grants of stock options during the fiscal year ended March 31, 2003 to the Company's Chief Executive Officer and the other four most highly compensated executive officers.

                                                                                     Potential Realized Value At
                            Number of                                                  Assumed Annual Rates of
                            Securities   Percent of Total                              Stock Price Appreciation
                            Underlying   Options Granted                                   for Option Term
                             Options     to Employees in    Exercise    Expiration   ----------------------------
Name                         Granted       Fiscal Year      Price(1)       Date       0%       5%          10%
----                        ----------   ----------------   ---------   ----------   ----   ---------   ---------
Joel San Antonio               300,000          45%          $0.94(1)  03/31/2010     --     $359,910   $354,164
Ronald Glime                        --          --              --         --         --           --         --
Richard F. Gavino                   --          --              --                    --        -             --
Christopher Ford                50,000           8%          $0.42(2)  6/19/2012      --      $34,207    $54,469
Richard Rodriguez                   --          --              --         --         --           --         --

---------------
(1) The exercise price equals 110% of the fair market value of a share on the date of the grant.
(2) The exercise price equals the fair market value of a share of Common Stock on the date of grant.

Options Exercised and Holdings

      The following table sets forth information with respect to the individuals listed in the Summary Compensation Table above concerning unexercised options held as of the end of the 2003 fiscal year.

                                                                  Number of               Value of Unexercised
                                                             Unexercised Options          In-the-money Options
                                  Shares                    At Fiscal Year-end(#)       At Fiscal Year-end($)(1)
                                 Acquired      Value     ---------------------------   ---------------------------
Name                            On Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
----                            -----------   --------   -----------   -------------   -----------   -------------
Joel San Antonio                         --         --       300,000            --      $     --         $405,000
Ronald Glime                             --         --       190,251            --            --               --
Richard F. Gavino                        --         --       102,308        20,000        13,500           27,000
Christopher Ford                         --         --        64,750         9,834        87,712           13,276
Richard Rodriguez                        --         --         7,375        29,500            --               --

-------
(1) Based upon the Company's price per share of $1.35, as reported on the NASDAQ National Market System on March 31 2003.
(2) The term of Mr. Glime's options were extended to 90 days after the date he ceases to serve as a member of the Board in consideration of his continuing service to the Company as a director.

Employment Agreements

Joel San Antonio - Chief Executive Officer

      Effective April 1, 1998, Joel San Antonio entered into a five-year employment agreement, to serve as the Company's Chief Executive Officer. The agreement was renewed on substantially the same terms for an additional five year period, effective July 1, 2003.

      Under the terms of his renewed agreement, Mr. San Antonio's base compensation is $595,000 per annum. He is entitled to an annual incentive bonus equal to 2% of the Company's net after-tax profits but, unlike his previous agreement, the renewed agreement does not provide for annual cost of living increases. Mr. San Antonio is to be reimbursed for all ordinary, reasonable and necessary expenses incurred by him in the performance of his duties.

         The Company provides Mr. San Antonio with an automobile allowance of $12,000 per annum, comprehensive medical and dental insurance policies, as well as disability coverage. Through April 2002, the Company made payments on a split dollar life insurance death benefit policy of $4,000,000 covering Mr. San

Antonio. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. The Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid.

Richard F. Gavino - Executive Vice President, Chief Financial Officer and Treasurer

         Effective April 1, 2001, Richard F. Gavino entered into a three-year employment agreement to serve as the Company's Executive Vice President, Chief Financial Officer and Treasurer. Mr. Gavino's annual base salary, which is subject to 5% annual increases, was $253,575 in fiscal 2003. He is also entitled to receive an annual cash bonus of 1% percent of the Company's pre-tax income. The Company provides Mr. Gavino with medical and dental insurance, and an automobile allowance of $6,000 per annum. Through April 2002, the Company made payments on a split dollar life insurance life insurance death benefit policy of $376,304 covering Mr. Gavino. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. The Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid.

Christopher Ford - President Warrantech Automotive, Inc.

         Effective May 3, 1999, Christopher Ford entered into a five-year employment agreement to serve as President of Warrantech Automotive, Inc. Mr. Ford's base salary, which is subject to annual 5% increases, was $191,008 in fiscal 2003. He is entitled to receive an annual cash bonus equal to 50% of his base salary if certain operating goals for Warrantech Automotive are attained. The Company provides Mr. Ford with medical and dental insurance, an automobile allowance of $6,000 per annum.

Richard Rodriguez - Executive Vice President of the Company and President of Warrantech International, Inc.

         Effective April 1, 2000, Richard Rodriguez entered into a four-year employment agreement to serve as Executive Vice President of the Company and President of Warrantech International. Mr. Rodriguez's base salary, which is subject to annual 5% increases, was $175,000 in fiscal 2003. Mr. Rodriguez is also entitled to receive a $50,000 annual bonus, half of which is contingent on the Company's achievement of certain financial objectives and the balance of which is contingent on Warrantech International's achievement of its financial objectives. Under the terms of the agreement, the Company discharged a loan in the principal amount of $15,000 owed by Mr. Rodriguez. The Company provides Mr. Rodriguez with medical and dental insurance, an automobile allowance of $6,000 per annum and life insurance benefits similar to that provided by the Company to certain of its other executives. Through April 2002, the Company made payments on a split dollar life insurance life insurance death benefit policy of $721,369 covering Mr. Rodriguez. The Company suspended payment of premiums for the policy until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. The Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid.


Ronald Glime - Former President of United States and Canadian Operations

         Until his resignation effective June 30, 2003, Mr. Glime served as President of the Company's United States and Canadian operations pursuant to a four-year employment agreement which became effective on April 1, 1999. Although Mr. Glime has resigned his position with the Company, he continues to serve, and has been nominated to serve again, as a member of the Board. In recognition of his continuing service to the Company, the expiration date of his vested options to purchase 101,167 shares of Common Stock was extended to 90 days following the date he ceases to serve as a director. Effective July 1, 2003, Mr. Glime became a non-employee director and is entitled to receive the fees payable to non-employee directors for their service on the Board. In respect of the quarter commencing July 1, 2003, Mr. Glime received $5,000 in cash and 7,500 shares of the Company's Common Stock having a fair market value of $11,250 per share.

Other Incentives and Compensation

      The Company has provided executives equity-based long-term incentives through its 1998 Employee Incentive Stock Option Plan, which was designed to award key management personnel and other employees of the Company with bonuses and stock options based on the Company's and the employee's performance.

      The Company provides executive officers with an incentive bonus plan, which provides cash and/or stock bonuses upon meeting certain performance criteria.

      The Company provides an incentive bonus plan for all employees for the referral of potential new employees for employment by the Company who are subsequently hired by the Company. The amount of the bonus is predicated on the skill and professional level of the new employee.

      Additionally,   the  Company  provides  an  incentive  bonus  to  existing employees who are claims adjusters for obtaining and maintaining certification as professionals in their field.

         Through April 2002, the Company made payments on split dollar insurance policies on the lives of six and seven officers of the Company, respectively. The Company has suspended payment of premiums under these policies until the permissibility of making such payments under the Sarbanes-Oxley Act of 2002 is clarified. The cash surrender value of these policies is $877,126 and $904,172 as of March 31, 2003 and 2002, respectively. The Company is the beneficiary of any proceeds from the policies up to the amount of premiums paid.

Certain Relationships and Related Transactions

Loans to Directors

         On July 6, 1998, Joel San Antonio, Warrantech's Chairman and Chief Executive Officer, and William Tweed and Jeff J. White, members of the Board of Directors, exercised an aggregate of 3,000,000 of their vested options to purchase Warrantech common stock. Promissory notes totaling $8,062,500 were signed, with interest payable over three years at an annual interest rate of 6%. The promissory notes which were with recourse and secured by the stock issued upon exercise of the options, matured July 5, 2001. On March 22, 1999, Mr. San Antonio delivered an additional promissory note for $595,634, payable to the Company, representing the amounts funded by the Company for the payroll taxes payable by him as a result of his exercise of these options.

         In February 2000, the Company agreed to restructure the loans to Messrs. Tweed and White by capitalizing the interest due and extending the loan maturity date from July 5, 2001 until January 31, 2005. Interest on the restructured loans accrued annually at the applicable federal rate of 6.2%. Under the restructuring, interest first became payable on the third anniversary of the restructuring and was payable annually thereafter. In July 2002, the Company extended the loan maturity dates until February 1, 2007 (the "loan extension"). The interest which accrued on the notes up to the time of the loan extension was added to the principal of the notes. The current principal amount of Mr. Tweed's note is $3,189,6750 and of Mr. White's note is $2,912,430. Upon the loan extension, interest rate on the note was adjusted to 4.6% per annum, the applicable federal interest rate then in effect. Interest accrues until February 1, 2005 and, at that time, the accrued interest will be added to the principal of the notes. Interest on the new principal amounts will thereafter become payable annually until maturity.

         In February 2000, the Company also agreed to restructure the two existing loans to Mr. San Antonio (as restructured, the "Combined Loan"). The Combined Loan, finalized in March 2001, was due on January 31, 2005 and accrued interest annually at 5.2%. In July 2002, the Company extended the loan maturity date until February 1, 2007 and the interest rate was changed to the then applicable federal rate of 4.6%. The current principal amount of Mr. San Antonio's note is $4,165,061.72. Interest will be forgiven as long as Mr. San Antonio continues to be employed by the Company. The $205,401 and $223,487 of interest, which accrued on the note during the fiscal years 2003 and 2002, respectively, and the $230,460 of interest, which accrued from February 1, 2001 through March 31, 2001, was forgiven and charged to operations as additional compensation in the respective fiscal years the interest income was accrued. As part of his bonus compensation in fiscal 2003, Mr. San Antonio received $82,259, an amount equal to the personal income taxes he incurred in the 2000 calendar year in connection with the Company's forgiveness of interest on the Combined Loan.

Third Party Relationships

         In June 2003, Ronald Glime, resigned from the Company, however he remained, and has been nominated to continue to serve as, a member of the Board. In July 2003, Mr. Glime indirectly acquired a fifty percent interest in Vehicle Protection Plus, L.L.C. ("VPP"), a vehicle service contract administrator located in Tennessee for whom the Company has, since 1996, provided warranty claims administration. In each of the fiscal years ended March 31, 2003, 2002 and 2001, the Company's revenues from VPP of $5.9 million, $3.6 million and $4.0 million, respectively, constituted less than 5% of the Company's gross revenues in such year.

                                Performance Graph

         The following table and graph track an assumed investment of $100 on March 31, 1998, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees, in the Common Stock of the Company, The Russell 2000 Index and a peer group consisting of Unico American Corp. ("Unico") and Harris & Harris Group Inc. ("Harris").

         The Company believes that it is unique in both its size and business line strategy. Most companies that compete with the Company are large insurance or financial institutions which sell many other products and thus cannot accurately be categorized as the Company's peers. However, the Company's selection of Unico and Harris as its peer group was made in because their principal operations are similar to those of the Company. Unico was selected because of its relatively small size and because a portion of its revenue is derived from claims administration. Harris was selected because its market value is comparable to the Company's.

         All amounts rounded to the nearest dollar. Past performance is not necessarily indicative of future performance.



                                  [LINE GRAPH]

                 APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES
               ISSUABLE UNDER THE COMPANY'S 2002 STOCK OPTION PLAN
                    FROM 1,641,987 SHARES TO 2,241,987 SHARES
                             (Item 2 on Proxy Card)

Background

         At the 1998 Annual Meeting of Stockholders, the Company's stockholders approved the 1998 Employee Incentive Stock Option Plan (the "Plan"). The Plan originally authorized the issuance of up to 1,041,987 shares of Common Stock for grants of non-qualified options and incentive stock options. At the 2001 Annual Meeting of Stockholders, the Company's stockholders approved a 600,000 share increase in the number of shares reserved for issuance under the Plan so that currently 1,641,987 shares are so reserved. As of March 31, 2003, options to purchase an aggregate of 1,306,380 shares of Common Stock were issued under the Plan, of which options to purchase 664,048 shares were granted Plan during the fiscal year ended March 31, 2003. Accordingly, as of March 31, 2003, only 325,607 shares remained reserved for issuance under the Plan. The Board of Directors has amended the Plan, subject to stockholder approval, to authorize 1,000,000 additional shares of Common Stock for future option awards.

         Because of the limited number of remaining shares of Common Stock reserved for issuance under the Plan, the Board believes it is appropriate and necessary to authorize the reservation of additional shares for future awards. Authorization of the reservation of these additional shares will allow grants to employees, officers, directors and consultants in furtherance of the Company's goal of continuing to achieve significant gains in stockholder value and operating results.

         The closing sale price of a share of Common Stock on July 24, 2003, as reported on the NASDAQ National Market System was $1.25 per share.

         The following is a summary of the principal features of the Plan, as amended. The summary is qualified in its entirety by reference to the complete amended text of the Plan, as proposed to be amended. A copy of the Plan, as then amended, was included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 which was filed with the Commission on November 14, 2001. An amendment to the Plan changing the time at which the fair market value of a share of Common Stock is to be calculated was included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, which was filed with the Commission on November 14, 2002. The proposed amendment to the Plan is set forth as Exhibit A to this Proxy Statement.

Required Vote

Approval of the increase in the number of shares reserved for issuance under the Plan requires the affirmative vote of the holders of a majority of shares of the Company's common stock present in person or by proxy and entitled to vote at the Annual Meeting.

The Plan

The purpose of the Plan is to enable the Company to attract and retain employees and consultants and provide them with the long-term financial incentives to enhance the Company's performance.

         Effective Date and Duration. The effective date of the Plan was August 25, 1998. It will terminate on August 24, 2008, unless earlier terminated by the Board of Directors. No award will be granted after the date the Plan terminates.

         Shares Subject to the Plan. The stock rights granted under the Plan are authorized but unissued shares of Common Stock or shares of Common Stock reacquired by the Company in any manner. The maximum number of shares of Common Stock which may be issued over the term of the Plan is now

1,641,987 shares. If the proposed amendment to the Plan is approved by the stockholders, the number of shares so authorized will be increased by 1,000,000 shares to 2,641,987 shares. The aggregate number of shares which may be issued pursuant to the Plan is subject to the terms of the Plan. If any stock rights granted under the Plan expire or terminate for any reason without having been exercised in full or cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to those stock rights will again be available for grants of stock rights under the Plan. The cash proceeds to be received by the Company in connection with Stock Rights (as defined below) granted under the Plan are expected to be used for general corporate purposes.

         The Plan authorizes the grant of (a) options which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) options which do not qualify as ISOs ("Non-Qualified Options"); (c) awards of the Company's common stock ("Awards"); and (d) rights to make direct purchases of the Company's common stock
("Purchases") which may be subject to certain restrictions. Both ISOs and Non-Qualified Options are referred collectively as "Options." Options, Awards and authorizations to make Purchases are referred to collectively as "Stock Rights."

         As discussed below, the employees of the Company who will receive awards under the Plan and the size and terms of the awards are generally determined by the Compensation Committee at its discretion. Thus, it is not possible either to predict the future benefits or amounts that will be received by or allocated to particular individuals or groups of employees. However, ISOs may be granted only to employees of the Company. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any employee, officer or director (whether or not also an employee) of, or consultant of or to the Company.

         Administration. The Plan is administered by the Compensation Committee of the Board of Directors. It has the authority to (i) determine to whom Stock Rights will be granted, subject to the terms of the Plan; (ii) determine the time or times at which Options or Awards will be granted or Purchases made;
(iii) determine the purchase price of shares subject to each Option or Purchase;
(iv) determine whether each Option granted will be an ISO or a Non-Qualified Option; (v) determine the time or times when each Option will become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; and (vii) determine whether restrictions are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.

        Exercise/Purchase Price. The exercise price per share for each Non-Qualified Option granted, and the purchase price per share of stock granted in any Award or authorized as a Purchase, shall not be less than the minimum legal consideration required therefore under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

         The exercise price per share for each ISO granted shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the price per share shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

         Duration and Termination. Stock Rights may be granted under the Plan at any time on or after August 25, 1998 and prior to August 24, 2008. Subject to earlier termination, each Option shall expire on the date specified by the Compensation Committee, but not more than (i) 10 years from the date of grant in the case of Options generally and (ii) 5 years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

         Unless otherwise specified in the agreements relating to such ISOs, if an ISO optionee ceases to be employed by the Company other than by reason of death, disability, voluntary termination or a breach of his or her employment agreement, no further of his or her ISOs will become exercisable, and his or her ISOs will terminate on the earlier of (a) 90 days after the date of termination of his or her employment, or (b) their specified expiration dates. Employment will be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute. ISOs granted under the Plan will not be affected by a change of employment within the Company. Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company for any period of time.

         Grant of Stock Rights of Board Members. Stock Rights granted to members of the Board of Directors will be identical to those granted to other eligible persons. Members of the Board of Directors who either (i) are eligible to receive grants of Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself or herself.

         Restricted Shares. The shares of Common Stock which a recipient of an authorization to make a Purchase may be subject to specified restrictions ("Restricted Shares"). These restrictions, to be determined by the Committee, may include, but are not limited to, the requirement of continued employment with the Company or achievement of certain performance objectives.

         Awards.  Awards of the  Common  Stock may be made to a  recipient  as a
bonus  or  as  additional  compensation,   as  determined  by  the  Compensation
Committee.

         Means of Exercising Options. An Option may be exercised for cash or by check, or, at the discretion of the Committee, (a) through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (b) by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, (c) through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (d) by any combination of the above. The holder of an Option will not have the rights of a shareholder with respect to the shares covered by such Option until the date of issuance of a stock certificate to the holder for the shares.

         Assignability. No Stock Rights granted under the Plan shall be assignable or transferable by the grantee except by will, by the laws of descent and distribution or, in the case of Non-Qualified Options only, pursuant to a valid domestic relations order. Notwithstanding the foregoing, during the lifetime of a grantee each stock right granted under the Plan shall be exercisable only by such grantee.

         Amendments. The Board of Directors may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within twelve months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except as provided in paragraph 4(a) of the Plan or by adjustment pursuant to paragraph 13 of the
Plan); (b) the benefits accruing to participants under the Plan may not be materially increased; (c) the requirements as to eligibility for participation in the Plan may not be materially modified; (d) the provisions of paragraph 3 under the Plan regarding eligibility for grants of ISOs may not be modified; (e) the provisions of paragraph 6(b) under the Plan regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13 under the Plan); (f) the expiration date of the Plan may not be extended; and (g) the Board of Directors of the Company may not take any action which would cause the Plan to fail to comply with Rule 16b-3.

         Certain  Federal Income Tax  Consequence  Associated with the Plan. The rules governing the tax treatment of the Stock Rights are quite technical. Therefore, the description of the Federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their applications may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the Federal income tax laws. Options granted under the Plan are intended to qualify as performance based compensation to the extent required under proposed Treasury Regulation Section 1.162-27.

         Incentive Stock Options. The recipient recognizes no taxable gain or loss when an ISO is granted or exercised, although upon exercise the spread between the fair market value and the exercise price generally is an item of tax preference for purposes of the recipient's alternative minimum tax. If the shares acquired upon the exercise of an ISO are held for at least one year after exercise and two years after grant (the "Holding Periods"), the recipient recognizes any gain or loss realized upon such sale as long-term capital gain or loss and the Company is not entitled to a deduction. If the shares are not held for the Holding Periods, the gain is ordinary income to the recipient to the extent of the difference between the exercise price and the fair market value of the shares of Common Stock on the date the option is exercised and any excess is capital gain. Also, in such circumstances, the Company receives a deduction equal to the amount of any ordinary income recognized by the recipient.

         Non-Qualified Stock Options. The recipient recognizes no taxable income and the Company receives no deduction when a Non-Qualified Option is granted. Upon exercise of a Non-Qualified Option, the recipient recognizes ordinary income and the Company receives a deduction equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The recipient recognizes as a capital gain or loss any subsequent profit or loss realized on the sale or exchange of any shares of Common Stock disposed of or sold. In the event that the shares received upon the exercise of the Non-Qualified Options are registered under the Securities Act of 1933, as amended, the Optionee may not sell more than 50% of such shares within the first year following exercise.

         Restricted Shares. A recipient granted an authorization to make a Purchase of Restricted Shares is not required to include the value of the shares of Common Stock he or she is entitled to purchase in income until the first time such recipient's rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such participant timely files an election under the Code Section 83(b) to be taxed on the receipt of the shares. In either case, the amount of such ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares. The Company receives a deduction, in the amount of the ordinary income recognized by the participant, for the Company's taxable year in which the participant recognizes such income.

         Section 162(m). Section 162(m) of the Code limits to $1 million per year the Federal income tax deduction available to a public company for the compensation paid to any of its chief executive officer and four other highest paid executive officers. However, Section 162(m) provides an exception from this limitation for certain "performance-based" compensation if various requirements are satisfied. The Plan is designed to satisfy this exception for Options. In addition, if the Committee elects to issue authorizations to make Purchases of Restricted Shares thereunder, it also can satisfy the exception for such grants by utilizing "performance-based" award criteria.

         Accounting Treatment of Stock Options. Stock Option awards may result in compensation expense based on the excess fair market value of the shares covered by the options over the exercise price, the timing and recording of which will depend on the terms of the individual award.

         No expense is incurred when an option issued pursuant to the Plan is granted or exercised, so long as the purchase price equals the fair market value of the Common Stock on the date of grant; expense will be incurred to the extent that the purchase price is less than the fair market value on such date. The Company's tax deductions described above, if any, will be reported as an adjustment to shareholders' equity.

Adoption of the Proposal

         In order to effect the approval of the increase in the number of shares issuable under the Plan, the following resolution will be presented at the Annual Meeting:

                  "RESOLVED (i) that the amendment of the Warrantech Corporation (the "Company") 1998 Employee Incentive Stock Option Plan, as heretofore amended (as amended, the "Plan") set forth in as Exhibit A to the Proxy Statement of the Company furnished to shareholders in connection with the Annual Meeting of shareholders held on September 8, 2003 be, and the same hereby is, approved, and (ii) that the Company is directed to reserve an additional 1,000,000 shares of common stock of the Company for issuance pursuant to the Plan, and (iii) that the appropriate officers of the Company are authorized and directed in its name and on its behalf to cause to be prepared, executed and, if necessary, filed, all such documents, make all such expenditures and take all such actions as they shall deem necessary or appropriate for carrying out this resolution."

The Board of Directors recommends a vote "FOR" Proposal No. 2. Unless marked to the contrary, proxies received from stockholders will be voted in favor of Proposal No.2.

Independent Public Accountants

         At the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has appointed Weinick Sanders Leventhal & Co., LLP ("Weinick") as the Company's independent public accountants for the fiscal year ending March 31, 2004. Weinick has served as the Company's independent public accountants since their appointment by the Board of Directors on August 25, 1999.

         It is expected that representatives of Weinick will be present at the annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Scope of Services. During fiscal 2003, the Company engaged Weinick to provide audit services only. It did not engage Weinick for any other services. Specifically, it did not engage Weinick to provide: (a) bookkeeping or other services related to the accounting records or financial statements; (b) financial information systems design and implementation; (c) appraisal or valuation services, fairness opinions, or contribution-in-kind reports; (d) actuarial services; (e) internal audit outsourcing services; (f) management functions or human resources; (g) broker or dealer, investment adviser, or investment banking services; (h) legal services and expert services unrelated to the audit; or (i) tax preparation and compliance services.

         Audit Fees. Weinick's audit services during fiscal 2003 included the examination of the Company's annual consolidated financial statements for fiscal 2002 and the reviews of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2003. The aggregate fees for professional services rendered by Weinick during fiscal year 2003 was $178,067. During fiscal 2003, the Company paid Weinick $154,483 for comparable services.

Stockholder Proposals for 2004 Meeting

      Proposals of stockholders to be included in the Company's proxy material for the 2004 annual meeting must be received in writing by the Company at its executive offices no later than May 11, 2004 in order to be included in the Company's proxy material relating to that meeting.

Other Matters

      The Company pays the cost of preparing, assembling and mailing the material in connection with the solicitation of proxies. The solicitation of proxies will primarily be by mail and through brokerage and banking institutions. Those institutions will be requested to forward soliciting materials to the beneficial owners of the stock held of record by them and will be reimbursed for their reasonable forwarding expenses.

      The Board of Directors is not aware of any other matters that are to be presented to stockholders for formal action at the meeting. If, however, any other matter properly comes before the meeting or any adjournments thereof, it is the intention of the persons named in the enclosed form of proxy to vote those proxies in accordance with their judgment on such matter.

                                         By order of the Board of Directors


                                         /s/ Joel San Antonio

                                         Joel San Antonio
                                         Chairman and Chief Executive Officer

Bedford, Texas
July 29, 2003

                                    Exhibit A


                                 Amendment No. 3
                                       to
                             Warrantech Corporation
                    1998 Employee Incentive Stock Option Plan

                                 AMENDMENT NO. 3
                                       TO
                             WARRANTECH CORPORATION
                    1998 EMPLOYEE INCENTIVE STOCK OPTION PLAN

         The Warrantech Corporation 1998 Employee Incentive Stock Option Plan (the "Plan") is hereby amended as follows:

         1. Section 4(a) of the Plan is amended to read as follows:

         SECTION 4.  Stock Rights

         "(a) Number of Shares Subject to Rights. The stock subject to Stock Rights shall be authorized but unissued shares of Common Stock of the Company, par value $0.007 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 1,641,987 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Warrantech Corporation 1988 Employee Incentive Stock Option Plan (amended as of July, 1996) (the "Predecessor Plan"), including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, (ii) an additional 600,000 shares which were included in the initial authorized share reserve when the Plan was approved, (iii) an additional 600,000 shares which were included in the authorized share reserve pursuant to Amendment No. 1 to the Plan, and (iv) an additional 1,000,000 shares which were included in the authorized share reserve pursuant to this Amendment No. 3 to the Plan, subject to stockholder approval. The aggregate number of shares which may be issued pursuant to the Plan is subject to adjustment as provided in paragraph 13. If any Stock Right granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares of Common Stock subject to such Stock Right shall again be available for grants of Stock Rights under the Plan."

         2. Except as expressly amended, the provisions of the 1998 Plan, as amended, shall remain in full force and effect.

         3. This Amendment shall be effective immediately upon approval by the Company's Board of Directors, subject to the approval of the stockholders of the Company.

                    Adopted by the Board of Directors the 12th day of June, 2003 Approved by the Stockholders the _____ day of _____, 2003


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